UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2004

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-76609	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610
 Newport Beach, California 92660

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountants

On July 13, 2004, the registrant engaged BDO Seidman, LLP as its new independent accountants.  The decision to change accountants was approved by the audit committee of the board of directors of the managing member of the registrant.

Ernst & Young LLP, the registrant’s prior independent accountant, was dismissed on July 12, 2004.  The report of Ernst & Young LLP on the registrant’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the registrant’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The registrant has provided Ernst & Young LLP with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and has requested that Ernst & Young LLP furnish the registrant as promptly as possible with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

	By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

		By:	CORNERSTONE VENTURES, INC.
Its Manager

			By:	/S/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated: July 13, 2004